                    SCHEDULE 14A INFORMATION
                         (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or
      Rule 14a-12
[ ] Confidential, For use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                 CENTRAL BANCORP, INC.
---------------------------------------------------------------
    (Name of Registrant as Specified in its Charter)


----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement
                    if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No Fee Required.
[ ]   Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:
________________________________________________________________

     5.     Total fee paid:
________________________________________________________________

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

              [CENTRAL BANCORP, INC. LETTERHEAD]



                    June 23, 2000



Dear Fellow Stockholder:

     The Annual Meeting of Stockholders (the "Meeting") of
Central Bancorp, Inc. (the "Company") will be held at the Auditorium of FleetBoston, 100 Federal Street, Boston,
Massachusetts, on Thursday, July 27, 2000 at 11:00 a.m.

     Accompanying this letter are a Notice of Annual Meeting, a Proxy Statement, a Proxy Card for voting your shares and a copy of the Company's Annual Report. You are encouraged to review these materials carefully. At the Meeting, you will be asked to elect three directors of the Company. During the meeting, we will report on the operations of the Company. Directors and officers of the Company as well as a representative of KPMG LLP will be present to respond to any questions our stockholders may have.

     Your vote is very important, regardless of the number of shares you own. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING.
This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Meeting.

     Your continued interest and support of Central Bancorp, Inc. are sincerely appreciated.


                          Sincerely,

                          /s/ John D. Doherty

                          John D. Doherty
                          President and Chief Executive Officer

                 CENTRAL BANCORP, INC.
                  399 HIGHLAND AVENUE
           SOMERVILLE, MASSACHUSETTS 02144

      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
             TO BE HELD ON JULY 27, 2000

     Notice is hereby given that the 2000 Annual Meeting of Stockholders (the "Meeting") of Central Bancorp, Inc. (the "Company") will be held at the Auditorium of FleetBoston, 100 Federal Street, Boston, Massachusetts on Thursday, July 27, 2000 at 11:00 a.m.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed herewith.

     The Meeting is for the purpose of considering and acting upon:

     1.   The election of three directors of the Company; and

     2. Such other matters as may properly come before the Meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Pursuant to the Company's Bylaws, stockholders of record at the close of business on May 30, 2000 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

     Whether or not you expect to be present at the Meeting, please sign and date the enclosed proxy and mail it promptly in the enclosed postage-paid envelope. If you do attend the Annual Meeting and wish to vote in person, you may do so even though you have signed an earlier proxy.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Gladys N. Partamian


                              GLADYS N. PARTAMIAN
                              SECRETARY AND CLERK

Somerville, Massachusetts
June 23, 2000

                     IMPORTANT:

     PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD WITHOUT DELAY. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                CENTRAL BANCORP, INC.

                 399 HIGHLAND AVENUE
           SOMERVILLE, MASSACHUSETTS 02144
                   (617) 628-4000

           ANNUAL MEETING OF STOCKHOLDERS
                    JULY 27, 2000

________________________________________________________________
                           GENERAL
________________________________________________________________

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Central Bancorp, Inc. (the "Company"), the holding company for Central Co-operative Bank (the 'Bank") to be used at the 2000 Annual Meeting of Stockholders of the Company (hereinafter called the "Meeting") which will be held at the Auditorium of FleetBoston, 100 Federal Street, Boston, Massachusetts, on Thursday, July 27, 2000 at 11:00 a.m. The Company's shares of Common Stock are registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Securities and Exchange Commission ("SEC"). The accompanying Notice of Annual Meeting and this Proxy Statement are being first mailed to stockholders on or about June 23, 2000.

________________________________________________________________
             VOTING AND REVOCATION OF PROXIES
________________________________________________________________

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address noted above, or the filing of a later proxy, prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. The presence of a stockholder at the Meeting will not automatically revoke such stockholder's proxy. Proxies solicited by the Board of Directors of the Company will b voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH IN THIS PROXY STATEMENT AND IN FAVOR OF EACH OF THE OTHER PROPOSALS SET FORTH HEREIN FOR CONSIDERATION AT THE MEETING.

     The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Meeting. If any other business is presented at the Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

________________________________________________________________
        VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
________________________________________________________________


     Stockholders of record as of the close of business on May 30, 2000 (the "Record Date"), are entitled to one vote for each share then held. As of the Record Date, the Company had 1,792,050 shares of common stock, par value $1.00 per share (the "Common Stock"), issued and outstanding. The Company did not have any other class of equity security outstanding on the record date. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.

     Persons and groups beneficially owning in excess of 5% of the Company's Common Stock are required to file certain reports regarding such ownership pursuant to the Exchange Act. Based on such reports and other information which management believes to be correct, management knows of no persons, except as listed below, who owned more than 5% of the outstanding shares of Common Stock as of the Record Date.

     The following table sets forth, as of the Record Date, certain information as to those persons who were the beneficial owners of more than five percent (5%) of the Company's outstanding shares of Common Stock and as to the shares of Common Stock beneficially owned by all directors and executive officers of the Company as a group.

                                           AMOUNT AND      PERCENT OF
                                           NATURE OF       SHARES OF
NAME AND ADDRESS                           BENEFICIAL     COMMON STOCK
OF BENEFICIAL OWNER                        OWNERSHIP(1)   OUTSTANDING
-------------------                        ----------     ------------
Central Co-operative Bank (2)               167,203          9.33%
Employee Stock Ownership Plan
399 Highland Ave.
Somerville, Massachusetts  02144

Jeffrey L. Gendell (3)                      176,400          9.84%
Tontine Partners, L.P.
200 Park Avenue
New York, New York 10166

Dimensional Fund Advisors, Inc.             104,100          5.81%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

John D. Doherty                             104,020          5.80%
Central Bank
399 Highland Avenue
Somerville, MA  02144

All Directors and Executive Officers        218,954         12.22%
as a Group (12 persons) (4)

__________
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Common Stock if he or she has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.
 (2) Of the shares beneficially owned by the Central Co-operative Bank Employee Stock Ownership Plan ("ESOP"), 109,499 shares had been allocated to participating employees, over which shares Directors Boulos and Kenney as co-trustees of the ESOP (the "ESOP Trustees") had shared voting and sole investment power, and 57,704 shares had not been allocated, as to which shares the ESOP Trustees generally would vote in the same proportion as voting directions received from voting ESOP participants.
(3) Based on a statement dated November 23, 1998, Mr. Gendell is the managing member of a limited liability company which is the general partner of Tontine Partners, L.P.
(4) Includes 49,037 shares of Common Stock which could be purchased by officers pursuant to stock options which were exercisable within 60 days of the Record Date. Does not include 57,704 shares held by the ESOP, over which shares the ESOP Trustees had shared or sole voting and/or investment power.

________________________________________________________________
            PROPOSAL I -- ELECTION OF DIRECTORS
________________________________________________________________

     The Company's Board of Directors is currently composed of eight members. During 1999, Director George L. Doherty, Jr. retired from the Board, and Nancy D. Neri was appointed as a new director to fill the vacancy created by his retirement. The Company's Articles of Organization and Bylaws provide that Directors are to be elected for terms of three years, approximately one-third of whom are to be elected annually. Three directors will be elected at the Meeting, each to serve for a three year period or until their respective successors have been elected and qualified. The Nominating Committee has nominated to serve as Directors Joseph R. Doherty, Terence D. Kenney and Nancy D. Neri, each to serve for a three year term. All nominees are currently members of the Board. Directors will be elected by a plurality of all votes cast.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
"FOR" THE ELECTION OF JOSEPH R. DOHERTY, TERENCE D. KENNEY AND
NANCY D. NERI AS DIRECTORS OF THE COMPANY.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees for a three year term. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend or the Board may also decide to reduce the number of Directors to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

     The following table sets forth for each nominee and for each director continuing in office, their name, age, the year he or she first became a director of the Bank, which is the Company's principal operating subsidiary, the year of expiration of their present term and the number of shares and percentage of the Company's Common Stock beneficially owned at the Record Date. For information regarding shares of Common Stock beneficially owned by all Directors and Executive Officers as a group, see "Voting Securities and Principal Holders Thereof." All persons were appointed as directors of the Company in 1998 in connection with the incorporation and organization of the Company, except for John G. Quinn who was elected to the Board of Directors in 1999 and Nancy D. Neri, who was appointed to the Board of Directors in 1999. Each director of the Company is also a member of the Board of Directors of the Bank.

                                                            SHARES OF
                                   YEAR FIRST    PRESENT    COMMON STOCK
                     AGE AS OF      ELECTED        TERM     OWNED AT THE
NAME                RECORD DATE     DIRECTOR    TO EXPIRE  RECORD DATE(1)   PERCENT
----               -------------  -----------   ---------  --------------   --------

                     BOARD NOMINEES FOR TERMS TO EXPIRE IN 2003

Joseph R. Doherty      76          1958          2000         73,385          4.10%
Terence D. Kenney      84          1975          2000          1,541 (2)       .09%
Nancy D. Neri          44            --          2000            200           .01%

                           DIRECTORS CONTINUING IN OFFICE

Gregory W. Boulos      43          1998          2001          5,500 (2)       .31%
John D. Doherty        42          1983          2001        104,020 (3)      5.80%
Marat E. Santini       75          1972          2002          2,300           .13%
John F. Gilgun, Jr.    76          1987          2002          1,075           .06%
John G. Quinn          37          1999          2002          1,200           .07%

____________
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Common Stock if he or she has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date.
(2) Did not include 57,704 shares held by the ESOP, over which shares the ESOP Trustees, Directors Boulos and Kenney, had shared or sole voting and/or investment power.

(3)  Includes 38,066 shares of Common Stock which would be acquired upon the exercise of stock options exercisable within 60 days.  Also included
     9,954 shares of Common Stock allocated under the ESOP. Presented below is certain information concerning each of the nominees and Directors continuing in office.

     Unless otherwise stated, all nominees and Directors have held the positions listed for at least the last five years.

     JOSEPH R. DOHERTY served as President of the Bank from 1958 until April 1986. From April 1986 until March 31, 1992, Mr. Doherty served as Chairman of the Board of Directors and Chief Executive Officer, responsible for guiding the overall operations of the Bank. As of March 31, 1992, Mr. Doherty retired as Chief Executive Officer of the Bank, although he remains Chairman of the Board. Mr. Doherty is the father of Bank President and Chief Executive Officer, John D. Doherty.

     TERENCE D. KENNEY was from 1975 to September 1986, Senior
Vice President of the Bank. He presently serves as Chairman of the Board of Assessors of the City of Woburn, Massachusetts.

     NANCY D. NERI is the manager of the George L. Doherty
Funeral Service, Inc., located in West Somerville,
Massachusetts.

     GREGORY W. BOULOS was elected to the Board of Directors in January 1998. He is a partner in The Boulos Company of Portland, Maine, which is Maine's largest commercial real estate brokerage and development firm, specializing in the sale and leasing of commercial/industrial properties and the brokerage of investment properties.

     JOHN D. DOHERTY was elected President of the Bank in April 1986. As President, Mr. Doherty is responsible for the day-to-day operations of the Bank and reports on the Bank's operations directly to the Board of Directors. Commencing April 1, 1992, Mr. Doherty also became the Chief Executive Officer of the Bank. Mr. Doherty has been employed by the Bank in various capacities since 1981 and is the son of Chairman of the Board Joseph R. Doherty.

     MARAT E. SANTINI was the Office Manager of Santini Inc., a general contractor located in Arlington, Massachusetts, until January 31, 1990. He is now retired and acts as a consultant to Santini Inc.

     JOHN F. GILGUN, JR. is the sole owner of the John F.
Gilgun Agency, a real estate agency located in Woburn, Massachusetts.

     JOHN G. QUINN, has been the President of Quinn Printing
Co., Inc., since 1990, which is located in Newton, Massachusetts.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following sets forth the information, including the ages, as of the Record Date with respect to executive officers of the Company who do not serve on the Board of Directors. Executive officers are appointed annually by the Board of Directors.

     PAUL S. FEELEY, 53, joined the Bank in July 1997 as Senior Vice President and Treasurer/Chief Financial Officer. From 1993 to 1997, Mr. Feeley was Senior Vice President and Treasurer of
Bridgewater Credit Union.   Prior to 1993 Mr. Feeley was Senior
Vice President, Chief Financial Officer and Clerk of the Corporation at The Cooperative Bank of Concord, Acton, Massachusetts.

     DAVID W. KEARN, 58, joined the Bank in June 1993 as Senior Vice President - Retail Banking. From 1990 to 1993, Mr. Kearn was a Vice President of Loan Administration at Somerset Savings Bank, Somerville, Massachusetts. Mr. Kearn was Senior Vice President/Branch Administration at United States Trust Company from 1987 to 1990.

     WILLIAM P. MORRISSEY, 72, joined the Bank on November 1, 1992 as Senior Vice President of public affairs who represents the Bank in outside banking and business organizations. Prior to 1986, Mr. Morrissey served as Executive Vice President for Corporate Affairs at the Boston Five Cents Savings Bank, and as Deputy Commissioner of Banks for the Commonwealth of Massachusetts.

________________________________________________________________
        MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
________________________________________________________________

     The Board of Directors conducts its business through meetings of the Board and through its committees. During the year ended March 31, 2000, the Board of Directors of the Company held eight meetings, and the Board of Directors of the Bank met 12 times. No Director attended fewer than 75% of the total number of meetings of the Board of Directors and meetings of committees on which the director served during this period.

     A Nominating Committee consisting of Directors John D. Doherty, Gregory W. Boulos and Marat E. Santini met once to nominate the nominees for Directors to be voted on at the Meeting. The Company's Articles of Organization provide the procedures for making nominations and states, among other things, that any stockholder nomination to the Board of Directors must be made in writing and delivered or mailed to the Secretary of the Company not less than 30, nor more than 60 days prior to the meeting of stockholders called for the election of directors.

     The Company's Finance Committee serves as an Audit Committee. This Committee meets monthly to review reports prepared by the Company's accounting staff as well as by its internal auditor. In addition, the Finance Committee selects the Company's independent accountants with whom it meets to review the Company's audit. The members of the Finance Committee are Directors Gregory W. Boulos (Chairman), Terence D. Kenney, John G. Quinn and Nancy D. Neri. This Committee met 12 times during the year ended March 31, 2000.

     The Company's Finance Committee (as listed above) also serves as a compensation committee and reviews various personnel issues such as wage and salary programs and incentive compensation. During the year ended March 31, 2000, the Finance
Committee met two times in its capacity as a compensation committee.

________________________________________________________________
                    DIRECTOR COMPENSATION
________________________________________________________________

     Directors of the Company are each paid a fee of $350 per Board meeting attended. The Chairman of the Finance Committee and the Security (or loan review) Committee each are paid a fee of $660 for each meeting of the respective committee which they attend in their capacities as chairman. Members of both the Finance and Security Committees each receive a fee of $350 per meeting attended. The President does not receive any directors' or committee fees. Director Terence D. Kenney receives an additional $567 per month as a consulting fee for services rendered in connection with the Bank's Woburn branches. Mr. Doherty receives $700 per meeting as a Director and a member of the Security Committee.

________________________________________________________________
        EXECUTIVE COMPENSATION AND OTHER BENEFITS
________________________________________________________________

     Summary Compensation Table. The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and each other executive officer of the Company whose salary and bonus earned in 2000 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries (the "Named Executive Officers").

                                           ANNUAL COMPENSATION
                                     ----------------------------------
      NAME AND            FISCAL                         OTHER ANNUAL       ALL OTHER
PRINCIPAL POSITION         YEAR      SALARY    BONUS    COMPENSATION(1)   COMPENSATION(3)
------------------        ------     ------    -----    ---------------   ---------------
John D. Doherty            2000      $244,915  $45,000     $    --           $39,731
  President and Chief      1999       222,519   45,000          --            29,076
  Executive Officer        1998       197,500   20,000          --            39,141

Paul S. Feeley (2)         2000       114,942   10,000          --            23,057
  Senior Vice President/   1999       102,600   10,000          --             2,513
  Chief Financial Officer  1998            --       --          --                --

David W. Kearn             2000       121,536   20,000          --            29,525
  Senior Vice President/   1999       108,000   20,000          --            21,135
  Lending and Retail       1998        99,616   10,000          --            23,377
  Banking

William P. Morrissey       2000       109,731   10,000          --            26,174
  Senior Vice President    1999        98,000   10,000          --            19,695
                           1998        92,116   10,000          --            22,339

____________
(1) Does not include perquisites which totaled less than ten percent of annual salary and bonus.
(2)  Mr. Feeley's salary and bonus did not exceed $100,000 for fiscal
     1998.
(3)  For fiscal 2000, consists of $10,808, $7,410, $9,038 and $7,947 contributions to defined contribution retirement plan, $1,123, $1,207, $1,207 and $1,207 life insurance premium payments and 1,390, 722, 964 and 851 shares, based on $20.00 per share (the reported last sale price of such shares on November 1, 1999), allocated under employee stock ownership plan, respectively, for each of Mr. Doherty, Mr. Feeley, Mr. Kearn and Mr. Morrissey, respectively.

     Option Grants in Fiscal Year 2000. The following table contains information concerning the grant of stock options during the year ended March 31, 2000 to the executive officers named in the Summary Compensation Table set forth above.

                                    PERCENT                              POTENTIAL REALIZABLE
                                   OF TOTAL                                VALUE AT ASSUMED
                      NUMBER OF     OPTIONS                              ANNUAL RATES OF STOCK
                      SECURITIES   GRANTED TO                             PRICE APPRECIATION
                      UNDERLYING   EMPLOYEES                              FOR OPTION TERM (1)
                       OPTIONS     IN FISCAL   EXERCISE   EXPIRATION    ----------------------
NAME                   GRANTED       YEAR       PRICE        DATE          5%            10%
----                   -------    ----------   ---------  ----------    -------        -------
John D. Doherty         13,066     40.20%      $20.50      11/18/09      $430,984       $686,269
 President and Chief
 Executive Officer

Paul S. Feeley           2,865      8.82%      $20.50      11/18/09      $ 94,502       $150,479
 Senior Vice President/
 Chief Financial Officer

David W. Kearn           4,524     13.92%      $20.50      11/18/09      $149,324       $237,773
 Senior Vice President/
 Lending and Retail
 Banking

William P. Morrissey     2,736      8.42%      $20.50      11/18/09      $ 90,247       $143,704
 Senior Vice President

_________________
(1) Although the exercise price of options granted during the year ended March 31, 2000 was greater than the market price of the Common Stock on March 31, 2000, these calculations represent the difference between the aggregate exercise price of the options and the aggregate value of the underlying Common Stock at the expiration date assuming the indicated annual rate of appreciation in the value of the Common Stock from the date of grant, November 18, 1999.

     Option Exercises and Fiscal Year-End Values. The following table sets forth information regarding the values of options held by the named executive officers at the end of fiscal 2000. The named executive officers did not exercise any options during fiscal 2000.

                            NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                           UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                         OPTIONS AT FISCAL YEAR END       AT FISCAL YEAR END (1)
                         ---------------------------      ----------------------
John D. Doherty                  38,066                       $    --
  President and Chief
  Executive Officer

Paul S. Feeley                    2,865                            --
  Senior Vice President/
  Chief Financial Officer

David W. Kearn                    4,524                            --
  Senior Vice President/Lending
  and Retail Banking

William P. Morrissey              2,736                            --
  Senior Vice President

________
(1) All options were exercisable. As of March 31, 2000, the weighted average exercise price of all outstanding options exceeded the last sale price per share of Common Stock.

     Employment, Consulting and Severance Agreements. The Bank has entered into an employment agreement (the "Agreement") with John D. Doherty, President. The Agreement provides for a term of five years and an automatic annual extension of the term of employment for an additional one-year period beyond the then effective expiration date unless either the Bank or Mr. Doherty gives written notice that the Agreement will not be extended further. The current base annual salary of John D. Doherty is $289,915. The Agreement also provides for annual salary review by the Board of Directors, as well as inclusion of Mr. John D. Doherty in any discretionary bonus plans, customary fringe benefits, vacation and sick leave and disability payments of the Bank. Mr. John D. Doherty's Agreement is terminated upon death and is terminable by the Bank for "just cause" as defined in the Agreement. If the Bank terminates Mr. John D. Doherty without just cause, he is entitled to a continuation of his salary for the remaining term of the Agreement. Mr. John D. Doherty may terminate the Agreement upon 90 days notice to the Bank.

     The Agreement contains a provision stating that in the event of Mr. John D. Doherty's involuntary termination of employment in connection with, or within three years after, any change in control of the Bank or the Company, Mr. John D. Doherty will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that Mr. John D. Doherty receives on account of the change in control. The term "change in control" is defined as the acquisition, by any person or entity, of the ownership, holding or power to vote more than 25% of the Company's or the Bank's voting stock, the control of the election of a majority of the Company's or the Bank's directors, or the exercise of a controlling influence over the management or policies of the Company or the Bank. In addition, under the Agreement, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute a majority of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The Agreement also provides for a similar lump sum payment to be made in the event of Mr. John D. Doherty's voluntary termination of employment within three years following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following a change in control, which have not been consented to in writing by Mr. John D. Doherty, including (i) the requirement that he perform his principal executive functions more than 35 miles away from his primary office, (ii) a reduction in the his base compensation as in effect prior to the change in control, (iii) the failure of the Bank to provide Mr. John D. Doherty with compensation and benefits substantially similar to those provided to him at the time of the change in control under any employee benefit plans in which he becomes a participant, (iv) the assignment to Mr. John D. Doherty of material duties and responsibilities other than those normally associated with his position with the Bank, and (v) a material reduction in his authority and responsibility. In the event that a dispute arises between Mr. John D. Doherty and the Bank, as to the terms or interpretation of the Agreement, Mr. John D. Doherty will be reimbursed for all reasonable expenses arising from such dispute. Payments made under these "change in control" provisions are in lieu of any rights to which Mr. John
D. Doherty would be entitled in the event his employment was terminated without just cause. If the change in control provisions were triggered as of March 31, 2000, Mr. John D. Doherty would receive up to approximately $734,443.

     In connection with Joseph R. Doherty's retirement as Chief Executive Officer of the Bank effective March 31, 1992, the Bank and Joseph R. Doherty entered into a Consulting Agreement whereby the Bank retained Mr. Doherty as a consultant to the Bank and its Board of Directors and as Chairman of the Board. Pursuant to the Consulting Agreement, Mr. Doherty receives $100,000 annually in addition to use of an office and secretary, reimbursement for certain business related dues and expenses, group health and life insurance benefits for him and his dependents and use of an automobile. The Consulting Agreement currently provides for a term of one year and is subject to automatic annual extensions for additional one year periods, unless written notice from the Bank or Mr. Doherty directs otherwise. Mr. Doherty's Consulting Agreement may be terminated by the Board of Directors at any time for "just cause," as defined in the Consulting Agreement. In addition, the Board may terminate Mr. Doherty at any time for reasons other than "just cause," however, under such circumstances Mr. Doherty shall be entitled to the salary and benefits payable under the Consulting Agreement until its expiration. Mr. Doherty may terminate the Consulting Agreement upon giving the Board of Directors 60 days prior written notice. During fiscal 2000, Mr. Doherty waived the receipt of all compensation under this Consulting Agreement due to health reasons. He did receive directors fees of $5,600 for Board meetings attended during fiscal 2000.

     The Bank has entered into severance agreements (the "Agreements") with Paul S. Feeley, Senior Vice President/Chief Financial Officer, David W. Kearn, Senior Vice President / Lending & Retail Banking, and William P. Morrissey, Senior Vice President. The Agreements provide for a term of three years and an automatic annual extension of the term of employment for an additional one-year period beyond the then effective expiration date unless either the Bank or Messrs. Feeley, Kearn or Morrissey gives written notice that the Agreement will not be extended further. The Agreements contain a provision stating that in the event of Messrs. Feeley's, Kearn's or Morrissey's involuntary termination of employment in connection with, or within one year after, any change in control of the Company or the Bank, Messrs. Feeley, Kearn or Morrissey will be paid within 10 days of such termination an amount equal to two times the employee's annual base salary at the rate just prior to the change in control, however, the amount received shall in no event exceed the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that Messrs. Feeley, Kearn or Morrissey receives on account of the change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership, holding, or power to vote more than 25% of the Company's or the Bank's voting stock, the control of the election of a majority of the Company's or the Bank's directors, or the exercise of a controlling influence over the management or policies of the Company or the Bank. In addition, under the Agreements, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute a majority of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The Agreements also provide for a similar lump sum payment to be made in the event of Messrs. Feeley's, Kearn's or Morrissey's voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following a change in control, which have not been consented to in writing by Mr. Feeley, Mr. Kearn or Morrissey, including (i) the requirement that he perform his principal executive functions more than 35 miles away from his primary office, (ii) a reduction in the his base compensation as in effect prior to the change in control, (iii) the failure of the Company or the Bank to provide him with compensation and benefits substantially similar to those provided to him at the time of the change in control under any employee benefit plans in which he becomes a participant, (iv) the assignment to him of material duties and responsibilities other than those normally associated with his position with the Bank, and (v) a material reduction in his authority and responsibility. In the event that a dispute arises between Mr. Feeley or Mr. Kearn or Morrissey and the Bank, as to the terms or interpretation of the Agreements, he will be reimbursed for all reasonable expenses arising from such dispute. If the change in control provisions were triggered as of March 31, 2000, Messrs. Feeley, Kearn and Morrissey would receive up to approximately $302,815, $334,373 and $295,391, respectively.

     Pension Plan. The following table illustrates the maximum estimated annual benefits payable upon retirement pursuant to the Bank's defined benefit pension plan based upon the pension plan formula for specified final average earnings and specified years of service.

 FINAL                            YEARS OF SERVICE
AVERAGE      --------------------------------------------------------
EARNINGS         10      15        20       25        30         35
--------     --------------------------------------------------------
$ 25,000     $ 2,500   $ 3,750   $ 5,000  $ 6,250   $ 7,500   $ 8,750
  50,000       5,745     6,118     8,990   11,863    14,735    17,608
 100,000      13,245    19,868    26,490   33,113    39,735    46,358
 150,000      20,745    31,118    41,490   51,863    62,235    72,608
 175,000      22,745    34,117    45,490   56,862    68,235    79,607
 200,000      22,745    34,117    45,490   56,862    68,235    79,607
 250,000      22,745    34,117    45,490   56,862    68,235    79,607
 300,000      22,745    34,117    45,490   56,862    68,235    79,607

     Benefits are hypothetical amounts only. Currently, the maximum annual benefit payable under the pension plan is $130,000. Final average earnings in excess of $228,973 are not covered under the pension plan for pre-1994 accruals, and final average earnings in excess of $160,000 are not covered under the pension plan for post-1993 accruals. "Final average earnings," which is based upon a participant's highest three consecutive years of compensation, consists of compensation that would appear under the "Salary" and "Bonus" columns of the Summary Compensation Table above. Benefits under the pension plan become 100% vested over a six-year period, with 20% of such benefits vesting upon the completion of each of the second through sixth years of credited service under the pension plan. As of March 31, 2000, Messrs. John D. Doherty, Paul S. Feeley, David W. Kearn and William P. Morrissey had approximately 18, two, six and seven years, respectively, of credited service under the pension plan. Benefits set forth in the preceding table are computed as a single life annuity and are not subject to any deduction for Social Security or other offset amounts.

CERTAIN TRANSACTIONS

     The Bank engages in transactions with affiliates of the Bank on the same terms and other conditions as those offered to unaffiliated parties. Loans by the Bank made to Directors, officers and employees are made in the ordinary course of business, on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectability or present other unfavorable features. Massachusetts law provides that co-operative banks are limited in the amount of money they may lend an officer of the Bank. These limits are $275,000 for a mortgage on a primary residence, $75,000 loans for educational purposes and $20,000 for all other types of loans in total.
This restriction does not apply to non-officer employees of the Bank or to its outside Directors. Any loans existing prior to the implementation of this restriction are grandfathered. The same loans available to the public are available to Directors, officers and employees.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     General. The function of administering the Company's executive compensation policies is currently performed by the Finance Committee of the Board of Directors, which is composed entirely of outside directors. The Committee is responsible for developing and making recommendations to the Board concerning compensation paid to the Chief Executive Officer and each of the other executive officers and for overseeing all aspects of the Company's executive compensation program, including employee and executive benefit plans. Because the Company does not have any executive officers who are not also executive officers of the Bank, this discussion refers to the executive officers of the Bank, rather than the Company.

     Compensation Committee Report on Executive Compensation.
In 1992, the Bank formalized the process by which Management is hired, evaluated and compensated. At that time, the Bank engaged the services of New

England Business Advisors, Inc. ("NEBA"), and KPMG LLP ("KPMG"), each acting under the direction of the Bank's Finance Committee (which is composed of outside directors) to assist the Bank in developing a "Management Plan". This Plan included (i) an assessment of the qualifications of senior management; (ii) a review of the compensation of senior management based on their qualifications, experience and responsibilities; and (iii) certain suggestions regarding organizational aspects of the Bank's senior management. NEBA prepared the Management Plan and KPMG conducted the analysis relating to senior management compensation and provided that information to the Finance Committee. Acting at that time, the Finance Committee determined that the compensation of each of the Bank's senior officers was appropriate for his or her qualifications, experience and responsibilities at the Bank. The Bank's Management Plan includes job descriptions for each officer position, the Senior Officer Compensation Statement of Policy and a process for the review of senior officer compensation. These plans and policies form the basis by which senior officer salaries (including the salary of the Chief Executive Officer) are evaluated on an annual basis.

     The management assessment process calls for the Finance Committee to evaluate the Chief Executive Officer and the other executive officers to determine their ability to: (i) operate the Bank in a safe and sound manner; (ii) comply with applicable laws and regulations; and (iii) maintain and improve all aspects of the Bank, including asset quality, capital adequacy, earnings, management effectiveness and liquidity.

     The officers are assessed on the following criteria, through personal interviews and reviews of their position descriptions and personnel records: (i) position responsibilities; (ii) experience and expertise; (iii) education; (iv) performance record; (v) technical capability;
(vi) management capability; (vii) implementation capability;
(viii) strategic capability; (ix) compliance capability; and (x) current problems/issues in areas of responsibilities.

     Subsequent to the completion of the Management Plan, and using the information included in the Plan, NEBA has worked with the Bank to develop a comprehensive job and salary administration program, including position descriptions, position evaluation (grading) and a salary structure, and NEBA have worked with the Bank to develop the salary structure, with recommended salary ranges for each grade, using three different independent sources providing compensation information for comparable companies. As noted, the recommended compensation ranges are based on job content, as compared to comparable positions in the market, as well as the Bank's overall compensation philosophy.

     The Bank performs a comprehensive compensation analysis at least every two years. In 1999, for compensation determinations for fiscal 2000, the Finance Committee reviewed and updated the Bank's salary structure, by: (i) examining competitive pay practices for comparable positions with a focus on location of the Bank (Massachusetts) and asset size using the following sources: (a) KPMG Peat Marwick 1998 Northeast Banking Industry Compensation Survey, (b) America's Community Bankers 1998 Compensation Survey for Savings Institutions, (c) Savings and Community Bankers of America 1998 Compensation Survey for Savings Institutions, (d) Community Bank League of New England 1998 Salary Survey, (e) NEBA's private files, (f) W.M. Sheehan & Company, Inc. 1998 Banking Compensation Report, and (g) compensation practices at Central Cooperative Bank; (ii) updating the composite survey data collected to more closely approximate recent salary levels, and base position matches on job content and scope; and (iii) developing the Bank's salary structure to reflect external pay practices as well as internal position relationships and compensation practices.

     The recommended salary ranges for fiscal 2000 were based on the analysis of the following data: (i) a review of the salaries being paid to Bank employees and an analysis of where salaries fell within the existing ranges; and (ii) a review of comparable salaries paid by Northeast commercial banks and thrifts in the asset range of $250 million to $500 million.

     Using all this information and evaluating all factors, without giving any additional weight to any one factor, the Finance Committee annually establishes the salaries of senior officers (including the Chief Executive Officer's salary) in the following manner, based upon the individual's performance of specific position duties, and within the guidelines for the salary range of the positions: (i) it begins with a recommendation from the Bank's Chairman of the Board as to the compensation of the Chief Executive Officer, and with a recommendation from the President and Chief Executive Officer as to the compensation of other officers; (ii) evaluates the performance of the Bank's officers; and (iii) adjusts the respective officer's salary accordingly based on the ratings and the factors noted above, and the merit increase guidelines in place for the Bank for that particular year.

          MEMBERS OF THE FINANCE COMMITTEE
         (WHICH SERVES AS THE COMPENSATION COMMITTEE)

                    GREGORY W. BOULOS
                    NANCY D. NERI
                    TERENCE D. KENNEY
                    JOHN G. QUINN

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company and Bank had no "interlocking" relationships existing on or after January 1, 1997 in which (i) any executive officer of the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Finance Committee of the Bank, (ii) any executive officer of the Bank served as a director of another entity, one of whose executive officers served on the Finance Committee of the Bank, or (iii) any executive officer of the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the Bank's Board of Directors. No member of the Board of Directors of the Company or the Bank was (a) an officer or employee of the Company or the Bank or any of its subsidiaries during the fiscal year ended March 31, 2000, (b) a former officer of the Company or the Bank or any of its subsidiaries, or (c) an insider (i.e., director, officer, director or officer nominee, greater than 5% stockholder, or immediate family member of the foregoing) of the Company or the Bank and directly or indirectly engaged in transactions with the Bank or any subsidiary involving more than the $60,000 during the fiscal year ended March 31, 2000.

________________________________________________________________
               STOCK PRICE PERFORMANCE GRAPH
________________________________________________________________

     The graph and table which follow show the cumulative total return on the Common Stock of the Bank and the Company from March 31, 1995 through March 31, 2000 compared with the cumulative total return of (i) an index of Nasdaq commercial banks and (ii) the S&P 500 Index (the "S&P 500"). Cumulative total return on the stock or the index equals the total increase in value since March 31, 1995, assuming reinvestment of all dividends paid on the stock or the index, respectively. The graph and table were prepared assuming that $100 was invested at the closing price on March 31, 1995 in the Common Stock of the Bank and in each index. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index. Up to January 8, 1999, information is for the Common Stock of Central Co-operative Bank. After January 8, 1999, information is for the Common Stock of Central Bancorp, Inc.

         CUMULATIVE TOTAL SHAREHOLDER RETURN
    COMPARED WITH PERFORMANCE OF SELECTED INDICES
      MARCH 31, 1995 THROUGH MARCH 31, 2000


    [Line graph appears here depicting the cumulative total stockholder return of $100 invested in the Common Stock as compared to $100 invested in the S&P 500 and the NASDAQ Bank Index. Line graph begins at March 31, 1995 and plots the cumulative total return at March 29, 1996, and March 31, 1997, 1998, 1999 and 2000. Plot points are provided below.]

                       3/31/95  3/29/96  3/31/97  3/31/98  3/31/99  3/31/00
                       -------  -------  -------  -------  -------  -------
Central Co-operative
  Bank                 100.00   165.8     163.6    323.1     176.5   159.6
S&P 500                100.00   132.2     158.5    235.0     279.0   330.0
NASDAQ Bank Index      100.00   146.1     200.7    322.6     263.1   242.0

________________________________________________________________
    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
________________________________________________________________

     Under the Exchange Act, the Company's officers and directors and all persons who own more than ten percent of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations from such persons that no annual report of changes in beneficial ownership were required, the Company believes during fiscal year March 31, 2000 and the prior fiscal year all Reporting Persons have complied with these reporting requirements, except for Chairman Joseph R. Doherty who filed one report on Form 4 late in fiscal 2000, in which he reported one transaction.

________________________________________________________________
                  INDEPENDENT AUDITORS
________________________________________________________________

     The Board of Directors has heretofore renewed the Company's arrangements with KPMG LLP, independent public accountants, to be its auditors for the 2001 fiscal year. A representative of KPMG LLP will be present at the Meeting to respond to questions from stockholders and will have the opportunity to make a statement if he or she so desires.

________________________________________________________________
                    OTHER MATTERS
________________________________________________________________

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies. The cost of the proxy solicitation will be borne by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone at their regular salary or hourly compensation.

________________________________________________________________
                  FINANCIAL STATEMENTS
________________________________________________________________

     The Company's 2000 Annual Report to Stockholders, including financial statements prepared in conformity with generally accepted accounting principles, has been mailed to all stockholders of record as of the close of business on May 30, 2000. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as part of the proxy solicitation materials nor as having been incorporated herein by reference.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH
THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT
CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO GLADYS N.
PARTAMIAN, SECRETARY, CENTRAL BANCORP, INC., 399 HIGHLAND
AVENUE, SOMERVILLE, MASSACHUSETTS 02144.
STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the proxy materials of the Company for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 399 Highland Avenue, Somerville, Massachusetts no later than February 23, 2001. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     Stockholder proposals to be considered at such Annual Meeting, other than those submitted pursuant to the Exchange Act, must be stated in writing, delivered or mailed to the Secretary and Clerk of the Company at the above address, not less than 30 days nor more than 60 days prior to the date of any such Annual Meeting.


                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Gladys N. Partamian

                              GLADYS N. PARTAMIAN
                              SECRETARY AND CLERK
Somerville, Massachusetts
June 23, 2000

_______________________________________________________________
                CENTRAL BANCORP, INC.
_______________________________________________________________


Mark box at right if you plan to attend the Annual Meeting. [  ]

Mark box at right if an address change or comment has       [  ]
been  noted on the reverse side of this card.


CONTROL NUMBER:
RECORD DATE SHARES:


1. The election as directors of all nominees listed below (except as noted to the contrary).

                               For All       With-      For All
                                Nominees     hold       Except
    (01) Joseph R. Doherty       [  ]        [  ]        [  ]
    (02) Terrence D. Kenney      [  ]        [  ]        [  ]
    (03) Nacy D. Neri            [  ]        [  ]        [  ]


NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s) in the list above. Your shares will be voted for the remaining nominee(s).

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of Notice of the Meeting, a Proxy
Statement dated June 23, 2000, and the Company's Annual Report to Stockholders.

The Board of Directors recommends a vote "FOR" each of the listed propositions.





Please be sure to sign and date this Proxy

Date  ___________________





_________________________              ________________________
Stockholder Sign here                  Co-owner sign here

                                         DETACH CARD
REVOCABLE PROXY
                CENTRAL BANCORP, INC.

           ANNUAL MEETING OF STOCKHOLDERS
                    JULY 27, 2000

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints John F. Gilgun, Jr. and Marat E. Santini, with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Central Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Auditorium of FleetBoston, 100 Federal Street, Boston, Massachusetts on Thursday, July 27, 2000, at 11:00 a.m. and at any and all adjournments thereof, as follows on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PREPAID ENVELOPE.



Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


HAS YOUR ADDRESS CHANGED?           DO YOU HAVE ANY COMMENTS?


_________________________           __________________________

_________________________           __________________________

_________________________           __________________________